Exhibit 7

DEED OF AMENDMENT NO. 1 TO SALE AND PURCHASE AGREEMENT

This Deed of Amendment No. 1 (the “Amendment”) to Sale and Purchase Agreement is made on 31 January 2018 (the “Effective Date”) between

1)             ACIL Luxco 1, S.A., a company incorporated in Luxembourg (registered number B212453) and whose registered office is at 48 Boulevard Grande-Duchesse Charlotte, L-1330 Luxembourg (the “Seller”);

2)             Algonquin Power & Utilities Corp., a company incorporated under the federal laws of Canada (corporation number 236237-6) and whose registered office is at 354 Davis Road, Suite 100, Oakville, Ontario, Canada L6J 2X1 (the “Purchaser”); and

3)             Abengoa, S.A., a public company with limited liability (sociedad anónima), duly incorporated and existing under the laws of Spain, with registered address at Campus Palmas Altas, Calle Energía Solar, 1, Sevilla (Spain), registered with the Mercantile Registry of Sevilla in Volume 5683, Sheet 62, Page SE-1507 and bearer of Spanish tax identification number A 41002288 (“Abengoa”).

WHEREAS, the Parties and Abengoa entered into a Sale and Purchase Agreement dated 1 November 2017 (the “Existing Agreement”) for the sale and purchase of certain shares of Atlantica Yield plc; and

WHEREAS, the Parties and Abengoa desire to amend the Existing Agreement to extend the Longstop Date and modify the definition of “Completion Date”, on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Clause 14.16, amendments to the Existing Agreement must be contained in a written agreement.

THIS DEED WITNESSES as follows:

1.                                      Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.                                      Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a)                                 Clause 4.7.1 of the Existing Agreement is hereby amended by deleting the words “1 February 2018” and substituting in lieu thereof the words “15 February 2018”.

(b)                                 The definition of “Completion Date” now appearing in Schedule 6 of the Existing Agreement is hereby amended in its entirety to read as follows:

“Completion Date” means (a) the seventh (7th) Business Day (or such earlier Business Day as Purchaser may elect by providing at least two (2) Business Days written notice to Seller) following satisfaction, or (if capable of waiver) waiver, of all the Conditions (other than Conditions that are capable of being satisfied only at the Completion including those referred to in Clauses 4.1.11 to 4.1.12, provided that such Conditions are satisfied at the Completion), or (b) such other date as the Seller and Purchaser may agree;

3.                                      Date of Effectiveness; Limited Effect. This Amendment will be deemed effective on the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties and Abengoa. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.                                      Representations and Warranties. Each Party and Abengoa hereby represents and warrants to the others that:

(a)                                 It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b)                                 The execution of this Amendment by any individual whose signature is set forth at the end of this Amendment on its behalf, and the delivery of this Amendment by it, have been duly authorized by all necessary action by it.

5.                                      Counterparts. This Amendment may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument.

6.                                      Governing Law. This Amendment and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

7.                                      Costs. The Parties and Abengoa shall pay their own costs in connection with the preparation and negotiation of this Amendment and any matter contemplated by it.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Deed has been executed by each of the Parties and Abengoa and is intended to be and is hereby delivered on the date first written above.

EXECUTED AS A DEED by
ACIL LUXCO 1, S.A.
a company incorporated in Luxembourg,
acting by Christian Anders Digemose and Joost Mees,
who, in accordance with the laws of that
territory, are acting under the authority of
the Seller

/s/ Christian Anders Digemose
(Signature of authorised person)

/s/ Joost Mees
(Signature of authorised person)

Deed of Amendment No. 1 Signature Page 1 of 3

EXECUTED AS A DEED by
ALGONQUIN POWER & UTILITIES CORP.
a company incorporated in Canada
acting by Ian Robertson and Chris Jarratt
who, in accordance with the laws of that territory,
are acting under the authority of the Purchaser

/s/ Ian Robertson
(Signature of authorised person)

/s/ Chris Jarratt
(Signature of authorised person)

Deed of Amendment No. 1 Signature Page 2 of 3

EXECUTED AS A DEED by
ABENGOA, S.A.
a company incorporated in Spain
acting by Gonzalo Urquijo and Joaquin Fernández de Piérola
who, in accordance with the laws of that territory,
are acting under the authority of Abengoa, S.A.

/s/ Gonzalo Urquijo
(Signature of authorised person)

/s/ Joaquin Fernández de Piérola
(Signature of authorised person)

Deed of Amendment No. 1 Signature Page 3 of 3